                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
/X/  Definitive Information Statement                Only (as permitted by Rule 14c-5(d)(2))


                        San Diego Gas & Electric Company
--------------------------------------------------------------------------------
                (Name of Registrant As Specified in its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        SAN DIEGO GAS & ELECTRIC COMPANY
                            ------------------------

                             INFORMATION STATEMENT

                            ------------------------

                                August 14, 1998

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     San Diego Gas & Electric Company ("SDG&E") is providing this Information Statement to shareholders in connection with approval of an amendment to its bylaws to provide that the Board of Directors shall consist of not less than nine nor more than seventeen directors. The exact number of directors would be fixed and may be altered, within these limits, by resolution of the Board of Directors.

     SDG&E is a subsidiary of Enova Corporation. Shareholder approval of the bylaw amendment will be obtained from Enova Corporation and no further shareholder approval is required or is being sought.

                              THE BYLAW AMENDMENT

     SDG&E's bylaws currently provide that the Board of Directors shall consist of not less than seven nor more than thirteen directors. The exact number of directors (currently thirteen) is fixed and may be altered, within these limits, by resolution of the Board of Directors. The bylaw amendment will increase the range of the authorized number of directors to a minimum of nine and a maximum of seventeen.

BACKGROUND, PURPOSE AND EFFECT

     SDG&E is a subsidiary of Enova Corporation which owns all of SDG&E's Common Stock. Historically, the Boards of Directors of SDG&E and Enova Corporation have been identical or substantially identical in both structure and membership.

     On June 26, 1998, Sempra Energy became the parent corporation of both Pacific Enterprises (the parent corporation of Southern California Gas Company) and Enova Corporation. This reorganization was effected as part of a business combination of Enova Corporation and Pacific Enterprises in which their respective holders of Common Stock became holders of Common Stock of Sempra Energy. As a consequence of the business combination, SDG&E is now an indirect subsidiary of Sempra Energy as well as a direct subsidiary of Enova Corporation.

     Sempra Energy was formed solely for the purpose of effecting the business combination of Enova Corporation and Pacific Enterprises and to serve as a holding company for the two corporations and their subsidiaries. The Board of Directors of Sempra Energy is comprised of sixteen members, of whom eight were directors of Enova Corporation and eight were directors of Pacific Enterprises at the time the business combination was completed.

     SDG&E, through Enova Corporation, contributes a very substantial portion of the consolidated assets, revenues and income of Sempra Energy. Consequently, SDG&E and Enova Corporation have determined that it is in the best interests of their respective shareholders that the structure and membership of the Boards of Directors of SDG&E and Sempra Energy be substantially identical. The bylaw amendment will further the attainment of this result.

     Accordingly, SDG&E's Board of Directors has approved the bylaw amendment and authorized its submission to Enova Corporation for shareholder approval. The Board of Directors has also taken several additional actions to establish substantially identical Boards of Directors for SDG&E and Sempra Energy.

     Effective with the completion of the business combination of Enova Corporation and Pacific Enterprises on July 26, 1998, SDG&E's Board of Directors increased the authorized number of directors to thirteen (the maximum number currently permitted by SDG&E's bylaws); elected seven additional directors (Hyla
H. Bertea, Herbert L. Carter, Wilford D. Godbold, Jr., Ignacio E. Lozano, Jr., Warren I. Mitchell, Richard J. Stegemeier and Diana L. Walker), all of whom are also directors of Sempra Energy; and approved the bylaw amendment subject to shareholder approval by Enova Corporation. And, effective immediately upon Enova Corporation's approval of the bylaw amendment, the Board of Directors further increased the authorized number of directors to fifteen and elected two additional directors (Robert H. Goldsmith and William G. Ouchi, both of whom are also directors of Sempra Energy) to fill the vacancies created by the increase.

     SDG&E's Board of Directors has also created six committees of the Board that are substantially identical in function to the identically named committees of Sempra Energy's Board of Directors. And, upon the election of the two additional directors that will become effective upon Enova Corporation's approval of the bylaw amendment, the membership of these committees will also be substantially identical to the identically named committees of Sempra Energy.

     Consequently, upon Enova Corporation's approval of the bylaw amendment as the majority shareholder of SDG&E, the Boards of Directors of SDG&E and Sempra Energy will be substantially identical in both structure and membership. Fourteen of the sixteen directors of Sempra Energy (including all of the directors who are not also officers of Sempra Energy) will also be directors of SDG&E. Warren I. Mitchell, who is Chairman of SDG&E (as well as a Group President of Sempra Energy and Chairman and President of Southern California Gas Company), will also continue to be a director of SDG&E. The identically-named committees of the two boards will also be substantially identical in function and membership (and identical in membership of non-officer directors) to the identically-named committees of Sempra Energy.

     Corresponding similar actions have been or are being taken by Enova Corporation, Pacific Enterprises and Southern California Gas Company. Consequently, upon the completion of these actions, the Boards of

Directors of Sempra Energy and each of its principal direct and indirect subsidiaries (including SDG&E) will be substantially identical in structure and membership.

SHAREHOLDER APPROVAL

     Under the California General Corporation Law to which SDG&E is subject, approval of the bylaw amendment requires the favorable vote of (or the written consent of shareholders holding) a majority of the votes entitled to be cast on approval of the amendment. SDG&E's shares entitled to vote on the amendment consist of 116,583,358 shares of Common Stock having one vote per share and 1,373,770 shares of Preferred Stock having two votes per share. All of the Common Stock, representing approximately 98% of the votes entitled to be cast on the amendment, is owned by Enova Corporation.

     Enova Corporation has advised SDG&E that it intends to approve the bylaw amendment by written consent as permitted by the California General Corporation Law. Accordingly, no other shareholder approval will be required for the approval of the bylaw amendment and none is being sought.

EFFECTIVENESS

     The bylaw amendment is expected to be approved by Enova Corporation and become effective on September 1, 1998.

                               BOARD OF DIRECTORS

     The names and additional information regarding each of the fifteen persons who will be directors of SDG&E following shareholder approval of the bylaw amendment are set forth below. Other than Mr. Goldsmith and Dr. Ouchi, each director is currently a director.

     Each director (other than Mr. Mitchell) is also a director of Sempra Energy. Mr. Mitchell is a Group President of Sempra Energy, Chairman of SDG&E and Chairman and President of Southern California Gas Company. None of the directors is additionally compensated for services as a director of SDG&E.

     Unless otherwise noted, each director has held the position indicated or various positions with the same or related organizations for at least the last five years.

     HYLA H. BERTEA, 58, became a director of SDG&E in 1998. Mrs. Bertea is a realtor with Prudential California.

        Committees:  Compensation                                      Sempra Energy
                     Corporate Governance (Chair)                      Shares: 9,085

     ANN BURR, 51, has been a director of SDG&E since 1993. Ms. Burr is President of Time Warner Communications.

        Committees:  Audit                                             Sempra Energy
                     Corporate Governance                              Shares: 2,200

     HERBERT L. CARTER, 65, became a director of SDG&E in 1998. Dr. Carter is Executive Vice Chancellor Emeritus and Trustee Professor of Public Administration of the California State University System. He is also a director of Golden State Mutual Insurance Company.

        Committees:  Executive                                         Sempra Energy
                     Public Policy (Chair)                             Shares: 1,492

     RICHARD A. COLLATO, 55, has been a director of SDG&E since 1998. Mr. Collato is President and Chief Executive Officer of the YMCA of San Diego County.

        Committees:  Audit (Chair)                                     Sempra Energy
                     Finance                                           Shares: 3,790

     DANIEL W. DERBES, 68, has been a director of SDG&E since 1983. Mr. Derbes is President of Signal Ventures. He is also a director of Oak Industries, Inc. and WD-40 Co.

        Committees:  Corporate Governance                              Sempra Energy
                     Finance (Chair)                                   Shares: 4,790

     WILFORD D. GODBOLD, JR., 60, became a director of SDG&E in 1998. Mr. Godbold is President and Chief Executive Officer of ZERO Corporation. He is also a director of Santa Fe Pacific Pipelines, Inc.

        Committees:  Audit                                             Sempra Energy
                     Finance                                           Shares: 3,006

     ROBERT H. GOLDSMITH, 68, will become a director of SDG&E following shareholder approval of the bylaw amendment by Sempra Energy. He also served as director of SDG&E from 1992 to 1998 when he temporarily resigned pending shareholder approval of the bylaw amendment. Mr. Goldsmith is a Management Consultant.

        Committees:  Audit                                             Sempra Energy
                     Corporate Governance                              Shares: 2,297

     WILLIAM D. JONES, 43, has been a director of SDG&E since 1994. Mr. Jones is President and Chief Executive Officer of CityLink Investment Corporation. He is also a director of The Price Real Estate Investment Trust.

        Committees:  Finance                                           Sempra Energy
                     Public Policy                                     Shares: 1,771

     IGNACIO E. LOZANO, JR., 71, became a director of SDG&E in 1998. Mr. Lozano is Chairman of the Board of La Opinion. He is also a director of The Walt Disney Company and Pacific Mutual Life Insurance Company.

        Committees:  Compensation                                      Sempra Energy
                     Executive                                         Shares: 2,209

     WARREN I. MITCHELL, 61, became a director of SDG&E in 1998. Mr. Mitchell is Chairman of the SDG&E; Chairman and President of Southern California Gas Company; and Group President -- Regulated Business Units of Sempra Energy.

        Committee:   Executive (Chair)                                 Sempra Energy
                                                                       Shares: 79,500*

     RALPH R. OCAMPO, 67, has been a director of SDG&E since 1983. Dr. Ocampo is a physician and surgeon.

        Committees:  Compensation                                      Sempra Energy
                     Public Policy                                     Shares: 14,469

     WILLIAM G. OUCHI, 55, will become a director of SDG&E following approval of the bylaw amendment by Sempra Energy. Dr. Ouchi is a Vice Dean and Faculty Director of Executive Education Programs and Professor of Management in the Anderson Graduate School of Management at UCLA. He is also co-chair of the UCLA School Management Program. He is also a director of Allegheny-Teledyne and First Federal Bank of California.

        Committees:  Audit                                             Sempra Energy
                     Public Policy                                     Shares: 10,000

     RICHARD J. STEGEMEIER, 70, became a director of SDG&E in 1998. Mr. Stegemeier is Chairman Emeritus of the Board of Unocal Corporation. He is also a director of Foundation Health Systems, Inc.; Halliburton Company; Montgomery Watson, Inc.; Northrop Grumman Corporation; and Wells Fargo Bank.

        Committees:  Compensation (Chair)                              Sempra Energy
                     Corporate Governance                              Shares: 1,503

     THOMAS C. STICKEL, 49, has been a director of SDG&E since 1994. Mr. Stickel is Chairman and Chief Executive Officer of University Venture Network. He is also a director of Onyx Acceptance Corporation; Blue Shield of California; O'Connor R.P.T.; and Scripps International, Inc.

        Committees:  Compensation                                      Sempra Energy
                     Executive                                         Shares: 1,995

     DIANA L. WALKER, 57, became a director of SDG&E in 1998. Mrs. Walker is a partner in the law firm of O'Melveny & Myers LLP which, among other firms, provides legal services to SDG&E.

        Committees:  Audit                                             Sempra Energy
                     Finance                                           Shares: 862

                            ------------------------

     This Information Statement is being distributed to all shareholders of SDG&E commencing August 14, 1998.
---------------
* Includes 71,429 shares issuable upon exercise of employee stock options that may be exercised on or before October 15, 1998.